                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                    SEROLOGICALS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                            SEROLOGICALS CORPORATION

                      780 PARK NORTH BOULEVARD, SUITE 110

                            CLARKSTON, GEORGIA 30021

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 1999

                            ------------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Serologicals Corporation (the "Corporation") will be held at 8:00 A.M., local time, on May 18, 1999, at the corporate offices of Serologicals Corporation, 780 Park North Boulevard, Suite 110, Clarkston, GA 30021, for the following purposes:

        1. To elect two Class 1 directors of the Corporation to hold office until the Annual Meeting of Stockholders occurring in 2002 and until the election and qualification of their respective successors;

        2. To transact such other business as may properly come before the meeting.

    Only holders of record of the Corporation's Common Stock at the close of business on March 22, 1999 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. Such Stockholders may vote in person or by proxy.

    STOCKHOLDERS WHO FIND IT CONVENIENT ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU ARE NOT ABLE TO DO SO AND WISH THAT YOUR STOCK BE VOTED, YOU ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          F. Janey Christine

                                          SECRETARY

Dated: April 9, 1999

                            SEROLOGICALS CORPORATION
                      780 PARK NORTH BOULEVARD, SUITE 110
                            CLARKSTON, GEORGIA 30021

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Serologicals Corporation (the "Corporation") of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") of the Corporation to be held at 8:00 A.M., local time, May 18, 1999, at the corporate offices of Serologicals Corporation, 780 Park North Boulevard, Suite 110, Clarkston, GA 30021 and at any adjournments thereof. The purposes of the meeting are:

        1. To elect two Class 1 directors of the Corporation to hold office until the Annual Meeting of Stockholders occurring in 2001 and until the election and qualification of their respective successors;

        2. To transact such other business as may properly come before the meeting.

    If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (i) FOR the election as directors of the nominees of the Board of Directors named below and
(ii) in the discretion of the persons named in the proxy card on any other proposals to properly come before the meeting or any adjournment thereof. Any proxy may be revoked by a Stockholder prior to its exercise upon written notice to the Secretary of the Corporation, or by the vote of a Stockholder cast in person at the meeting. The approximate date of mailing of this Proxy Statement is April 9, 1999.

                                     VOTING

    Holders of record of the Corporation's Common Stock on March 22, 1999 will be entitled to vote at the Annual Meeting or any adjournment thereof. As of that date, there were 24,645,282 shares of Common Stock outstanding and entitled to vote, and a majority will constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the meeting, including the election of directors.

    Directors are elected by a plurality of votes cast. Abstentions and broker non-votes will have no effect on the election of directors. The Board of Directors recommends a vote FOR each of the nominees named below.

                 INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

    Two Directors are to be elected at the Annual Meeting. The Board of Directors has recommended the persons named in the table below as nominees for election as directors. Both such persons are presently directors of the Corporation. Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted for the persons named below as nominees for election as directors. If, for any reason, at the time of the election any of the nominees should be unable or unwilling to accept election, it is intended that such proxy will be voted for the election, in such nominee's place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director and the nominees have each agreed to serve if elected.

    The Board of Directors currently consists of eight members and is divided into three classes. The following information is derived from information supplied by the nominees and directors and is presented with respect to the nominees for election as directors of the Corporation in Class 1 to serve for a term of three years and until the election and qualification of their respective successors, and for the directors in Classes 2 and 3 whose terms expire at the annual meeting of stockholders occurring in 2000 and 2001, respectively, and until the election and qualification of their respective successors.

                NOMINEES FOR DIRECTOR WHOSE TERM EXPIRES IN 2002
                                   (CLASS 1)

                                                                                        HAS BEEN A
                                                                                      DIRECTOR OF THE
NAME OF NOMINEE                                                            AGE       CORPORATION SINCE
---------------------------------------------------------------------      ---      -------------------
Matthew C. Weisman...................................................          57             1992
Lawrence E. Tilton...................................................          63             1996

                         DIRECTORS WHOSE TERM OF OFFICE
                     WILL CONTINUE AFTER THE ANNUAL MEETING

    Directors Whose Term Expires in 2000 (CLASS 2)

                                                                                        HAS BEEN A
                                                                                      DIRECTOR OF THE
NAME OF NOMINEE                                                            AGE       CORPORATION SINCE
---------------------------------------------------------------------      ---      -------------------
James L. Currie......................................................          62             1989
Samuel A. Penninger, Jr..............................................          57             1983
Wade Fetzer, III.....................................................          61             1997

    Directors Whose Term Expires in 2001 (CLASS 3)

                                                                                        HAS BEEN A
                                                                                      DIRECTOR OF THE
NAME OF NOMINEE                                                            AGE       CORPORATION SINCE
---------------------------------------------------------------------      ---      -------------------
Harold J. Tenoso, Ph.D...............................................          60             1993
George M. Shaw, M.D., Ph.D...........................................          45             1993
Desmond H. O'Connell, Jr.............................................          63             1998

    MATTHEW C. WEISMAN has been a director of the Corporation since May 1992. Since 1983, Mr. Weisman has been the President and Chief Executive Officer of Cobey Corporation, a consulting and private investment company. Mr. Weisman has served as a trustee of the Hebrew Rehabilitation Center for the Aged, a chronic care hospital and geriatric teaching and research facility since July 1993. Since May 1997, Mr. Weisman has been a director of Thermedics Detection, Inc. an American Stock Exchange listed company which designs and manufactures sensor detection devices for laboratory and manufacturing applications. Mr. Weisman also serves on the Board of one additional privately-held corporation.

    LAWRENCE E. TILTON has been a director of the Corporation since July 1996. Mr. Tilton retired from American Cyanamid Company, a diversified chemical and pharmaceutical company, in December 1994. Since 1960, Mr. Tilton served in various capacities within American Cyanamid, including as President of the Lederle Laboratories Division from December 1993 until his retirement and President, Lederle Consumer Health from December 1990 to December 1993.

    JAMES L. CURRIE has been a director of the Corporation since December 1989. In 1985, Mr. Currie organized Essex Venture Partners, a venture capital fund, and has served as its Managing General Partner since that time. Mr. Currie serves as General Partner of The Essex Woodlands Venture Partners, a venture capital fund. Mr. Currie is also a director of Avax Technologies, Inc., a publicly traded development stage biopharmaceutical company.

    SAMUEL A. PENNINGER, JR. has served as Chairman of the Board of Directors of the Corporation since March 1993, and from March 1983 until March 1993 he served as President and a director of the Corporation. Mr. Penninger founded the Corporation in 1971. He has served as a director of the American Blood Resource Association and is a member of the American Association of Blood Banks.

    WADE FETZER, III has been a director of the Corporation since December 1997. Mr. Fetzer joined the Goldman Sachs Group in 1971 where he has served as a General Partner from 1986 to 1994 and as a Limited Partner since 1994. Mr. Fetzer currently serves on the Boards of three privately-held corporations. In addition, he serves as Chairman for the University of Wisconsin Foundation and as a member of the Kellogg Alumni Advisory Board of Northwestern University.

    HAROLD J. TENOSO, PH.D. has served as President and Chief Executive Officer of the Corporation since March 1993 and as a director since August 1993. Prior to joining the Corporation, he served in various capacities since 1984 at UNIMED, Inc., a publicly-held pharmaceutical company, including as Chief Executive Officer from January 1989 to April 1992, Chairman from January 1991 to April 1992 and consultant from May 1992 to April 1993.

    GEORGE M. SHAW, M.D., PH.D. has been a director of the Corporation and member of its Scientific Advisory Board since August 1993. Dr. Shaw is an Investigator with the Howard Hughes Medical Institute and Professor of Medicine, Division of Hematology/Oncology (Department of Internal Medicine) at the University of Alabama at Birmingham, where he has served on the faculty since 1985. Dr. Shaw has served as the Deputy Director and Senior Scientist at the Center for AIDS Research and as Senior Scientist at the Comprehensive Cancer Center at the University of Alabama at Birmingham since July 1988. Dr. Shaw is also currently a member of the Scientific Advisory Board of the Pediatric AIDS Foundation Ariel Project and an External Advisory Committee Member of the Aaron Diamond AIDS Research Center and the University of California at San Francisco Center for AIDS Research.

    DESMOND H. O'CONNELL, JR. has been a director of the Corporation since July 1998. Mr. O'Connell retired from BOC Health Care in 1990,where he last served as President and Chief Executive Officer. Since then, he has been an independent management consultant. Mr. O'Connell currently serves as a director and a member of the Executive Committee of the Board of Directors of Chrysalis International, a publicly traded contract research organization company located in Raritan, NJ. Mr. O'Connell also is a member of the Board of Directors for Abiomed, Inc. a publicly traded cardiac research and development company located in Danvers, MA and a Trustee of New Community Foundation of Newark, NJ, a charitable organization.

                             MEETINGS OF THE BOARD

    During the fiscal year ended December 27, 1998, eight meetings of the Board of Directors were held. Each of the directors attended 75% or more of the aggregate number of meetings of the Board of

Directors and committees on which he served. The Board of Directors does not have a standing nominating committee.

    The Board of Directors has a Compensation Committee, which currently consists of Messrs. Tilton (Chairman) and Currie. The Compensation Committee is responsible for approving (or, at the election of the Compensation Committee, recommending to the Board) compensation arrangements for officers and directors of the Corporation, reviewing benefit plans and administering the Corporation's various stock option and other equity related plans. This Committee held six meetings during the Corporation's last fiscal year.

    The Board of Directors also has an Audit Committee, which currently consists of Messrs. Weisman (Chairman) and Fetzer. The Audit Committee is responsible for selecting (or, at the election of the Audit Committee, recommending to the Board) the independent auditors of the Corporation, evaluating the independent auditors, consulting with management, internal auditors and the independent auditors as to the systems of internal accounting controls and reviewing the non-audit services performed by the independent auditors. This Committee met twice during the Corporation's last fiscal year.

           SECURITY OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

    The following table provides information as of March 22, 1999 as to (i) each person who is known to the Corporation to be the beneficial owner of more than 5% of the Corporation's voting securities, (ii) each director and nominee, (iii) each of the Named Executive Officers (as defined in "Executive Compensation" below), and (iv) by all directors and executive officers as a group.

                                                                            AMOUNT AND
                                                                            NATURE OF
                                                                       BENEFICIAL OWNERSHIP       PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                                       (1)             COMMON STOCK (2)
--------------------------------------------------------------------  ----------------------  -------------------
Franklin Resources, Inc.............................................          2,729,270             11.07%
901 Mariners Island Blvd., 6th Floor
San Mateo, CA 94404

John McStay Investment Counsel......................................          1,903,475              7.72%
5949 Sherry Lane, Suite 1560
Dallas, TX 75225

Warburg Pincus Asset Management.....................................          1,687,012              6.85%
466 Lexington Avenue
New York, NY 10017

Harold J. Tenoso, Ph.D. (3).........................................          1,195,386              4.63%

Samuel A. Penninger, Jr. (4)........................................            810,665              3.29%

Timm M. Hurst (5)...................................................            561,455              2.27%

Charles P. Harrison (6).............................................            168,999                *

James L. Currie (7).................................................             88,685                *

George M. Shaw, M.D., Ph.D. (8).....................................             46,025                *

P. Ann Hoppe (9)....................................................             35,750                *

Toby L. Simon, M.D. (10)............................................             39,375                *

Lawrence E. Tilton (11).............................................             21,000                *

Wade Fetzer, III (12)...............................................             27,000                *

Matthew C. Weisman (13).............................................             11,875                *

Desmond H. O'Connell................................................                 --               --

All executive officers and directors as a group (consisting of 15
  individuals)(14)..................................................          3,311,785             12.43%

------------------------

*   Less than 1%.

(1) This table identifies persons having sole voting and investment power with respect to the shares, or shares underlying options, set forth opposite their names as of March 22, 1999, except as otherwise disclosed in the footnotes to the table, according to information publicly filed or furnished to the Corporation by each of them and except that the information for each of Franklin Resources, Inc., John McStay Investment Counsel and Warburg Pincus Asset Management is as of December 31, 1998 as reported in their respective filings with the Securities and Exchange Commission.

(2) Shares beneficially owned, as recorded in this table, expressed as a percentage of the shares of Common Stock of the Corporation outstanding as of March 22, 1999. For purposes of calculating each person's beneficial ownership, any shares subject to options exercisable within 60 days of March 22, 1999 are deemed to be beneficially owned by, and outstanding with respect to, such person.

(3) Includes 1,184,136 shares of Common Stock which Dr. Tenoso has the right to acquire pursuant to options exercisable within 60 days.

(4) Includes 770,665 shares held jointly with Mr. Penninger's spouse, and 7,500 shares held in each of two trusts for certain members of his family and of which his spouse is trustee.

(5) Includes 111,455 shares of Common Stock which Mr. Hurst has the right to acquire pursuant to options exercisable within 60 days.

(6) Includes 167,874 shares of Common Stock which Mr. Harrison has the right to acquire pursuant to options exercisable within 60 days.

(7) Includes 79,875 shares of Common Stock which Mr. Currie has the right to acquire pursuant to options exercisable within 60 days.

(8) Represents Common Stock which Dr. Shaw has the right to acquire pursuant to options exercisable within 60 days.

(9) Represents Common Stock which Ms. Hoppe has the right to acquire pursuant to options exercisable within 60 days.

(10) Represents Common Stock which Dr. Simon has the right to acquire pursuant to options exercisable within 60 days.

(11) Represents Common Stock which Mr. Tilton has the right to acquire pursuant to options exercisable within 60 days.

(12) Includes 18,000 shares of Common Stock which Mr. Fetzer has the right to acquire pursuant to options exercisable within 60 days.

(13) Represents Common Stock which Mr. Weisman has the right to acquire pursuant to options exercisable within 60 days.

(14) Includes 1,994,880 shares of Common Stock which members of the group have the right to acquire pursuant to options exercisable within 60 days.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth for the fiscal years ended December 27, 1998, December 28, 1997 and December 29, 1996, the compensation for services in all capacities to the Corporation of the chief executive officer and the other four most highly compensated executive officers of the Corporation during the fiscal year ended December 27, 1998 (collectively, the "Named Executive Officers"):

                                                                                            LONG TERM
                                                            ANNUAL COMPENSATION           COMPENSATION
                                                   -------------------------------------   SECURITIES
                                                                           OTHER ANNUAL    UNDERLYING       ALL OTHER
                                                    SALARY     BONUS (1)   COMPENSATION      OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR        ($)         ($)           ($)            (#)             ($)
--------------------------------------  ---------  ---------  -----------  -------------  -------------  ---------------
Harold J. Tenoso, Ph.D. ..............       1998    245,202      37,116        34,229(2)          --           8,575(3)
  President and Chief                        1997    200,000      65,000        37,126        120,125           6,208
  Executive Officer                          1996    200,000     150,000            --         90,000           4,967

Charles P. Harrison...................       1998    180,002      26,000            --             --           4,031(3)
  Vice President,                            1997    165,000      45,000            --         72,000           2,562
  Therapeutic Business Unit                  1996    132,692      75,000        68,545        150,000             522

Toby L. Simon, M.D. ..................       1998    165,000      24,000            --             --           5,904(3)
  Vice President,                            1997    121,577      50,000        83,365         75,000           1,121
  Medical and Scientific Affairs             1996         --          --            --             --              --

P. Ann Hoppe .........................       1998    160,384      27,000            --             --           6,832(3)
  Vice President,                            1997    113,192      60,000        85,348         61,000           1,606
  Regulatory Affairs                         1996         --          --            --             --              --

Timm M. Hurst ........................       1998    149,997      28,500        29,888(2)          --           5,158(3)
  Vice President,                            1997    125,000      45,000            --         50,050           2,146
  Sales & Marketing                          1996    125,000          --            --         55,500           4,018

------------------------

(1) Represents cash bonuses earned in the year stated and paid in the subsequent year.

(2) Consists of $18,124 and $16,105 for Dr. Tenoso which relates to additional life insurance and automobile expenses and reimbursement for taxes related thereto, respectively, and $15,826 and $14,062 for Mr. Hurst which relates to housing expenses and travel and reimbursement for taxes related thereto, respectively.

(3) Consists of Corporation contributions to the Corporation's 401(k) plan of $3,758, $2,423, $4,300, $4,408 and $2,925 for Dr. Tenoso, Mr. Harrison, Dr.
    Simon, Ms. Hoppe and Mr. Hurst, respectively, and premiums paid for term life insurance of $4,817, $1,608, $1,604, $2,424 and $2,233 for Dr. Tenoso,
    Mr. Harrison, Dr. Simon, Ms. Hoppe and Mr. Hurst, respectively.

OPTION GRANTS IN LAST FISCAL YEAR

    There were no option grants to the Named Executive Officers during the Corporation's 1998 fiscal year. However, on December 31, 1998, subsequent to the fiscal year end, the Corporation granted an aggregate of 251,880 options to the Named Executive Officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table sets forth information with respect to (i) each exercise of options by the Named Executive Officers during the fiscal year ended December 27, 1998, (ii) the number of unexercised options held by each of the Named Executive Officers who held options as of December 27, 1998 and (iii) the value of unexercised in-the-money options as of December 27, 1998.

                                                                    NUMBER OF            VALUE OF UNEXERCISED
                                    SHARES                    SECURITIES UNDERLYING      IN-THE-MONEY OPTIONS
                                  ACQUIRED ON     VALUE      UNEXERCISED OPTIONS AT     AT FISCAL YEAR END ($)
                                   EXERCISE      REALIZED      FISCAL YEAR END (#)    EXERCISABLE/UNEXERCISABLE
NAME                                  (#)          ($)       EXERCISABLE/UNEXERCISABLE            (1)
--------------------------------  -----------  ------------  -----------------------  --------------------------
Harold J. Tenoso, Ph.D. ........      60,000   $  1,105,062      1,190,699/74,345        $27,815,246/$1,049,044

P. Ann Hoppe....................          --             --         34,875/56,625            450,374/795,123

Toby L. Simon, M.D..............      18,000        145,665         21,375/73,125            264,468/1,100,154

Charles P. Harrison.............      30,000        398,331        124,124/148,876         2,003,527/2,784,939

Timm M. Hurst...................      13,500        194,626        131,455/18,770          2,289,917/242,024

------------------------

(1) Calculated on the basis of the fair market value of $27.00 of the Common Stock as of December 27, 1998, minus the per share exercise price.

COMPENSATION OF DIRECTORS

    Non-Employee directors are paid $2,000 for each Board meeting attended and $1,000 or $2,000 for each Committee meeting attended, depending on whether such Committee meeting was held in conjunction with a full Board meeting. Non-employee directors are also reimbursed for out-of-pocket expenses in connection with attendance at such meetings. In lieu of receiving cash compensation for serving as a director and a member of the Corporation's Scientific Advisory Board, Dr. Shaw is compensated pursuant to a consulting arrangement in the aggregate amount of $22,500 per annum. Dr. Shaw provides technical and scientific consulting services to the Corporation relating to research and development matters as requested by the Corporation from time to time.

    On August 9, 1995, the Board of Directors adopted the Non-Employee Directors Stock Option Plan (the "NED Plan"), and such plan was amended in May 1998. The NED Plan currently provides for the grant of options to purchase 36,000 shares of Common Stock (the "Lump Sum Grant"), which generally vest over four years, to each eligible director upon such person's first election to the Board. In addition, the NED Plan also currently provides for the automatic grant of options to purchase 9,000 shares of Common Stock on an annual basis to each non-employee director of the Corporation who (or would have, but for the non-employee director having declined a Lump Sum Grant) vested in full in their Lump Sum Grant. The Compensation Committee administers the NED Plan.

    On May 19, 1998, the Board of Directors adopted the Serologicals Corporation Compensation Plan for Non-Employee Directors (the "Director Compensation Plan"). Pursuant to the Director Compensation Plan, each non-employee director of the Corporation may elect to receive their Board compensation either in cash, shares of Common Stock or partly in cash and partly in shares of Common Stock. In addition, an eligible director may defer the receipt of the Common Stock.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
  ARRANGEMENTS

    In connection with the commencement of Dr. Tenoso's employment, the Corporation entered into an employment agreement with him in March 1993 for an initial term of three years and subsequent automatic one-year renewals unless earlier terminated pursuant to the provisions thereof. Such agreement has been automatically renewed through March 2000. Such agreement, as amended in December 1994, provides for a current base salary of $265,000 per annum, participation in all bonus and incentive plans of the Corporation and certain insurance, automobile allowances and other benefits. In addition, pursuant to such agreement, Dr. Tenoso received options to purchase up to 1,101,357 shares of Common Stock, 756,000 of which have an exercise price of $1.53 per share (of which 262,500 have been exercised as of March 22, 1999) and 345,357 of which have an exercise price of $2.44 per share (all of which are currently outstanding and exercisable). The shares issuable upon exercise of the options are subject to certain registration and anti-dilution rights.

    Dr. Tenoso's employment agreement provides that he shall be entitled to a bonus equal to the largest bonus received by him during the term of the agreement and to his base salary and benefits for the later of the remainder of the term and 12 months from the date of termination in the event his employment is terminated by the Corporation other than for cause (as defined in the employment agreement), death or disability, or by Dr. Tenoso for a Constructive Termination. A "Constructive Termination" is defined as a change in title or positions, a material diminution in the nature or scope of authorities, powers, functions, duties or responsibilities, or a reduction of 10% or more of compensation and benefits. Such agreement also contains confidentiality provisions for the period of employment and 12 months thereafter and non-competition provisions for the period of employment and 24 months thereafter.

    In connection with the commencement of Mr. Harrison's employment, the Corporation entered into an employment agreement with him in January 1996 for an initial term of one year and subsequent automatic one-year renewals unless terminated earlier pursuant to the provisions thereof. Such agreement provides for a current base salary of $180,000 per annum, participation in all bonus and incentive plans of the Corporation available to officers and certain insurance, automobile allowances and other benefits. In addition, pursuant to such agreement, Mr. Harrison received options to purchase 225,000 shares of Common Stock with an exercise price of $6.67 per share (of which 80,000 have been exercised as of March 22, 1999). Such options vest at the rate of 25% per annum, commencing with the first anniversary of the commencement of Mr. Harrison's employment. Mr. Harrison's agreement provides that if his employment is terminated on account of a Constructive Termination or for any reason other than "for cause", Mr. Harrison shall receive payments equivalent to his base salary and benefits for a six-month period. "Constructive Termination" is defined as a change in title or position, a material diminution in the nature or scope of authorities, powers, functions, duties or responsibilities, or a reduction in the Base Salary or the base compensation provided to Mr. Harrison (unless substantially all officers of the Corporation agree to substantially similar percentage reductions in their base compensation). Such agreement also contains non-competition provisions for the period of employment and 24 months thereafter.

    In connection with the commencement of Ms. Hoppe's employment, the Corporation entered into an employment agreement with her in March 1997 for an initial term of one year and subsequent automatic one-year renewals unless terminated earlier pursuant to the provisions thereof. The agreement provides for a current base salary of $170,000 per annum, participation in all bonus and incentive plans of the Corporation available to officers and certain insurance and other benefits. In addition, pursuant to such agreement, Ms. Hoppe received options to purchase 67,500 shares of Common Stock with an initial exercise price of $12.67 per share (of which 16,000 have been exercised as of March 22, 1999). Such options vest at the rate of 25% per annum, commencing with the first anniversary of the commencement of Ms. Hoppe's employment. Ms. Hoppe's agreement provides that if her employment is terminated for any reason other than "for cause", Ms. Hoppe shall receive severance payments equivalent to her base salary plus benefits for a nine-month period. Such agreement also contains non-competition provisions for the period of employment and 12 months thereafter.

    In connection with the commencement of Dr. Simon's employment, the Corporation entered into an employment agreement with him in March 1997 for an initial term of one year and subsequent automatic one-year renewals unless terminated earlier pursuant to the provisions thereof. The agreement provides for a current base salary of $170,000 per annum, participation in all bonus and incentive plans of the Corporation available to officers and certain insurance and other benefits. In addition, pursuant to such agreement, Dr. Simon received options to purchase 90,000 shares of Common Stock with an initial exercise price of $11.67 per share (of which 22,500 have been exercised as of March 22, 1999). Such options vest at the rate of 25% per annum, commencing with the first anniversary of the commencement of Dr. Simon's employment. Dr. Simon's agreement provides that if his employment is terminated for any reason other than "for cause", Dr. Simon shall receive payments equivalent to his base salary plus benefits for a nine-month period. Such agreement also contains non-competition provisions for the period of employment and 12 months thereafter.

    In addition, the Corporation has entered into severance agreements with Mr. Hurst and certain other officers of the Corporation. Each such agreement provides that (i) in the event of termination of such executive's employment by the Corporation with or without cause at any time before normal retirement age or (ii) in the event such executive's compensation is reduced or his benefits are materially reduced and he elects to resign, such executive shall be entitled to continue to receive his base monthly salary for a number of months that is equal to the number of years such executive had been employed by the Corporation; provided, however, that the period shall not be shorter than 12 months and shall not be longer than 24 months.

    In March 1998, the Corporation entered into severance agreements with each named Executive Officer and certain other officers of the Corporation. The Corporation entered into senior executive severance agreements with Dr. Tenoso and Mr. Hurst (the "Senior Executive Agreements"). Pursuant to the Senior Executive Agreements, each executive a party thereto is entitled to a termination payment equal to 2.99 times such executive's salary and bonus averaged over the most recent three year period, a gross-up for excise taxes, if any, the continuation of benefits for three years and the vesting of all outstanding and unvested stock options in the event that (a) such executive elects to terminate his or her employment within twelve months following a "Change in Control" (as defined therein) or (b) within two years after the occurrence of a Change in Control, either (i) the Corporation terminates such executive's employment or (ii) such executive terminates his or her employment following a "Constructive Dismissal" (as defined therein). "Change in Control" is defined as (a) a majority change in the Board of Directors not approved by the incumbent Board, (b) any person or group (not including such executive) acquires (i) beneficial ownership of thirty percent or more of the Corporation's voting securities or (ii) all or substantially all of the assets of the Corporation, (c) commencement of a tender offer for capital stock of the Corporation or (d) the stockholders of the Corporation approve the liquidation of the Corporation or the sale of all or substantially all of its assets. "Constructive Dismissal" is defined as (a) demotion, (b) changes in title or reporting relationship resulting in a diminution of position, duties, authority or responsibility, (c) significant reduction of duties, (d) material decrease in benefits or compensation by 10% or greater, (e) significant increase in duties or responsibilities without a corresponding change of title and increase in compensation or (f) relocation. The Corporation entered into executive severance agreements with Messrs. Harrison, Dr. Simon and Ms. Hoppe (the "Executive Agreements"). The Executive Agreements are substantially equivalent to the Senior Executive Agreements except that (a) the termination payment provided for in the Executive Agreements is equal to 2.0 times such executive's salary and bonus averaged over the most recent three-year period, (b) the benefits are to be continued for two years and (c) the executive's signatory thereto are not entitled to trigger such termination payment by resigning within twelve months following a Change of Control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee are described under "Meetings of the Board" and their relationship to the Corporation is described under "Information as to Nominees and Other Directors."

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Compensation Committee") establishes and reviews the Corporation's arrangements and programs for compensating its officers, including the Named Executive Officers and all compensation related arrangements involving the Corporation's stock or stock options. The Compensation Committee is composed of directors who are neither officers nor employees of the Corporation.

PHILOSOPHY AND STRATEGY

    The Compensation Committee's philosophy is to design executive compensation packages that are competitive and reward employees for the Corporation's achievement of its strategic objectives and, in the long term, the creation of stockholder value. Under this approach, the Compensation Committee believes that the Corporation's executives and key managers should receive an annual base salary which approximates the median for the market, the market being defined as a peer group of comparable companies. Annual cash incentive compensation, which is largely based upon the attainment of predetermined earnings, earnings per share and divisional earnings targets of the Corporation, is targeted to be slightly above the market median, resulting in annual cash compensation (base salary plus incentives) being at or near the market median if the Corporation achieves its earnings objectives. To align the long-term interests of the Corporation's executives and managers with those of its stockholders and to encourage and reward above-average performance over time, the Compensation Committee believes that the Corporation's executives and key managers should receive equity-based incentives, primarily in the form of stock options, in excess of the market median, resulting in the Corporation's executives and key managers receiving total direct compensation (base salary plus short-term and long-term incentives) in the 50(th)--75(th)percentile of the market, but heavily weighted toward long-term incentives.

    In 1997, a nationally recognized consulting firm retained by the Corporation prepared an analysis to determine how competitive the Corporation's compensation practices were in comparison to the market and if the Corporation's compensation practices were consistent with its compensation strategies. The resulting analysis suggested that the Corporation's compensation practices relating to its executive officers were less than competitive and inconsistent with its compensation strategy as stated above. In 1998, the Compensation Committee altered the mix of the components of executive compensation to better reflect the Corporation's compensation philosophy and to ensure the Corporation remains competitive in the market and continues to be able to attract and retain qualified personnel.

DETERMINATION OF COMPENSATION

    Salaries for all officers, other than the Chief Executive Officer, are recommended by the Chief Executive Officer to the Compensation Committee for its approval. The Compensation Committee, pursuant to the Chief Executive Officer's employment agreement, determines the salary of the Chief Executive Officer.

    Annual cash incentive compensation, and, if applicable, the acceleration of the vesting period associated with certain stock options granted to executives and key managers, are based primarily on the attainment of predetermined earnings, earnings per share and divisional earnings targets. These earnings targets are recommended by management, approved by Dr. Tenoso and approved by the Compensation Committee and the Board of Directors at the beginning of each fiscal year. Cash incentives are earned, and the vesting period of a portion of the options annually granted accelerate, if the targeted level of earnings per share and earnings is achieved. Dr. Tenoso has the discretion, subject to approval of the Compensation Committee, to adjust annual cash incentives in the event that the achievement of corporate or divisional results does not adequately reflect a participant's effort. The percentage of a respective executive's salary, which may be earned as a cash incentive, varies depending on the individual's position and role with the Corporation.

    Long-term incentives are provided primarily through the granting of stock options that typically vest at the end of a three-year period but are subject to the acceleration provisions described above. The Compensation Committee determines the recipients of stock option grants and the size of the grants consistent with these principles, based on the individual's position and role with the Corporation.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Dr. Tenoso's compensation for fiscal year 1998 was determined by his employment agreement entered into in March 1993, and renewed automatically for an additional year in March 1999. His overall compensation in 1998 was determined in a manner to reflect the Compensation Committee's compensation philosophy and to be competitive with companies in the Corporation's industry that the Compensation Committee believes are comparable to the Corporation, in part based on the compensation analysis referred to above. Pursuant to that agreement, Dr. Tenoso is entitled to participate in any bonus or incentive arrangements maintained by the Corporation. Dr. Tenoso recommends a bonus program which, after review and analysis, is approved or modified by the Compensation Committee. For the fiscal year 1998, the Compensation Committee approved a cash bonus to Dr. Tenoso of $37,116, consistent with the Corporation's incentive plan and the performance of the Corporation in 1998.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally limits the annual tax deduction for applicable remuneration paid to the Corporation's Chief Executive Officer and certain other highly compensated executive officers to $1,000,000. The Compensation Committee does not believe that the compensation to be paid to the Corporation's executives will exceed the deduction limit set by Section 162(m).

                             COMPENSATION COMMITTEE
                               Lawrence E. Tilton
                                James L. Currie

    The foregoing report of the Compensation Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), unless the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return on the Common Stock with the cumulative total return of the Nasdaq Stock Market Index and the Nasdaq Pharmaceutical Stocks Index for the period commencing June 15, 1995 (the date of the Corporation's initial public offering). The graph assumes that the value of the investment in Common Stock was $100 on June 14, 1995 and that all dividends were reinvested. Past performance is not any indication of future performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                  NASDAQ           THE NASDAQ    SEROLOGICALS

           Pharmaceutical Stocks   Stock Market   Corporation
6/15/95                  $100.00        $100.00       $100.00
12/31/95                 $153.05        $117.34       $143.48
12/29/96                 $152.36        $144.47       $266.30
12/28/97                 $153.55        $170.38       $306.52
12/27/98                 $191.59        $245.40       $528.26

TOTAL RETURN ANALYSIS

    [GRAPH]

                                                                          SEROLOGICALS
DATE       NASDAQ PHARMACEUTICAL STOCKS    THE NASDAQ STOCK MARKET         CORPORATION
---------  -----------------------------  -------------------------  -----------------------
  6/15/95               100.00                       100.00                    100.00
 12/31/95               153.05                       117.34                    143.48
 12/29/96               152.36                       144.47                    266.30
 12/28/97               153.55                       170.38                    306.52
 12/27/98               191.59                       245.40                    528.26

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Corporation's executive officers, directors and greater than ten percent beneficial owners are required under the Exchange Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Corporation. Based solely on the Corporation's review of the copies of such reports it has received, and written representations from its executive officers and directors, the Corporation believes that all its executive officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them, with the exception that James L. Currie was late in filing one Form 4.

                                 OTHER BUSINESS

    The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting. However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                             STOCKHOLDER PROPOSALS

    In accordance with the Corporation's Bylaws, any proposal by a stockholder which he or she believes should be voted upon at the Annual Meeting must be submitted in writing to the Secretary of the Corporation not less than 60 days or more than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting or public disclosure thereof was given or made. In accordance with the Corporation's Certificate of Incorporation, nominations for directors made by stockholders must be submitted in the same manner. Each such submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the proponent's ownership of Common Stock of the Corporation. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting. The Secretary should be contacted in writing at the address on the first page of this Proxy Statement to make any submission or to obtain additional information as to the proper form and content of submissions. In addition, in accordance with the Exchange Act, proposals of Stockholders intended to be presented at the next annual meeting of the Corporation's stockholders must be received by the Corporation for inclusion in the Corporation's 2000 Proxy Statement and form of proxy on or prior to December 10, 1999.

                    ANNUAL REPORTS AND FINANCIAL STATEMENTS

    The Annual Report to Stockholders of the Corporation for the fiscal year ended December 27, 1998 (the "Annual Report") as well as the Corporation's Form 10-K are being furnished simultaneously herewith. Such Annual Report and Form 10-K are not to be considered parts of this Proxy Statement.

                              INDEPENDENT AUDITORS

    The Board of Directors has selected Arthur Andersen LLP as the Corporation's independent auditors for the 1999 fiscal year. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be available to respond to questions from stockholders.

                              COST OF SOLICITATION

    The cost of soliciting proxies in the accompanying form has been or will be borne by the Corporation. Directors, officers and employees of the Corporation may solicit proxies personally or by telephone or other means of communications. Although there is no formal agreement to do so, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Corporation may reimburse them for any attendant expenses.

    It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                          By Order of the Board of Directors,

                                          F. Janey Christine
                                          SECRETARY

Dated: April 9, 1999

Clarkston, Georgia

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

        -----------------------------------------------------------------
                          SEROLOGICALS CORPORATION
        -----------------------------------------------------------------

1. Election of Directors.

                             MATTHEW C. WEISMAN
                             LAWRENCE E. TILTON

                     FOR ALL                      FOR ALL
                     NOMINEES       WITHHOLD      EXCEPT
                       / /            / /           / /

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's name. Your shares will be voted "For" the remaining nominee.

CONTROL NUMBER:
RECORD DATE SHARES:

2. In their discretion, the proxies are authorized to vote on such other business as may properly come before the Meeting or any adjournment(s) thereof.

Mark box at right if you intend to attend the Annual Meeting
of Stockholders.                                                           / /

Mark box at right if an address change or comment has been
noted on the reverse side of this card.                                    / /


                                               -------------------------------
Please be sure to sign and date this Proxy.    Date
------------------------------------------------------------------------------


------------------------------------      ------------------------------------
Stockholder sign here                     Co-owner sign here

DETACH CARD

  PROXY  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF  PROXY

                           SEROLOGICALS CORPORATION

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 9, 1999, and does hereby appoint Harold J. Tenoso, Ph.D., Russell H. Plumb and F. Janey Christine or any of them, with full power of substitution, as proxy or proxies of the undersigned, to represent the undersigned and to vote all shares of Common Stock of Serologicals Corporation (the "Corporation") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Corporation to be held at 8:00 a.m., local time, on May 18, 1999 at the corporate offices of Serologicals Corporation, 780 Park North Boulevard, Suite 110, Clarkston, Georgia, and at any adjournments or postponements thereof, hereby revoking all proxies heretofore given with respect to such stock.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED HEREIN.

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            PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND
              RETURN PROMPTLY IN THE ENCLOSED ENVELOPE
------------------------------------------------------------------------------

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 Please sign exactly as your name(s) appear(s) on the books of the Company.
 Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
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HAS YOUR ADDRESS CHANGED?                     DO YOU HAVE ANY COMMENTS?

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